Exhibit 99.1

INVESTOR UPDATE

AeroGrow Reports Fiscal First Quarter Financial Results

•      Revenues increase 664% over prior year to $6.3 million for the quarter
•      Quarterly revenue exceeds 2006 "holiday" quarter by 28%

Boulder, CO - August 14, 2007 -- AeroGrow International, Inc. (NASDAQ:AERO - News) ("AeroGrow" or the "Company"), makers of the AeroGarden® kitchen garden appliance, today announced results for the quarter ended June 30, 2007.

For the quarter ended June 30, 2007, AeroGrow reported revenues of approximately $6.3 million, an increase of 664% over the $822,000 reported for the prior year's quarter ended June 30, 2006 and on par with the $6.4 million reported for the previous quarter ended March 31, 2007. Further, for the quarter ended June 30, 2007, gross margins improved to 43.1% of revenues, or $2.7 million, as compared to 17.8% of revenues, or $146,243, for the three months ended June 30, 2006. For the quarter ended June 30, 2007 AeroGrow reported a net loss of $2.0 million or $0.18 per share as compared to $2.1 million, or $0.23 per share, for the quarter ended June 30, 2006.

Accomplishments for AeroGrow for the quarter ended June 30, 2007 include:

•
Launching the AeroGarden products chain-wide with Linens 'n Things, including a Mother's Day promotion that featured the AeroGarden on the cover of 41 million Linens 'n Things Sunday newspaper inserts.

•
The launch of the new AeroGarden Pro 100 on April 29th on the world's largest TV retailer, where it sold more than $1.7 million dollars in just 24 hours. The Pro 100 features stylish stainless steel trim and Adaptive Growth Intelligence™ that monitors plant growth to give plants exactly what they need at each stage of growth for maximum plant health and yields.

•
AeroGrow expanded internationally into Japan through an agreement reached with Japan's largest TV direct response/retail distribution company, Oak Lawn Marketing Inc. ("OLM"), headquartered in Nagoya, Japan. OLM will sell AeroGarden products through a wide variety of retail outlets and television (including home shopping channels and infomercials) along with web marketing and public relations initiatives. Initial airings of the infomercial in Japan should begin in September 2007.

•	AeroGrow was approved for listing and commenced trading on the NASDAQ Capital Market under the new ticker symbol AERO effective at market opening on June 13, 2007.
•
AeroGrow launched a full-line, 16 page, full-color product catalog for database marketing to existing customers and purchased mailing lists. The new catalog features 31 AeroGarden products and accessories, including 19 new products. The new products included 9 new seed kits, 9 new accessories, and the new AeroGarden Pro 100.

"We are excited by the consumer acceptance shown for our AeroGarden products as evidenced by a 664% year over year increase," stated AeroGrow Founder and CEO, Michael Bissonnette. "We look forward to continuing our growth with the addition of nationwide distribution at Sears, Macy's and Bed, Bath & Beyond in September and our initial product launches in Europe and Japan."

Reported revenues for the three months ended June 30, 2007 exclude $910,847 of product shipments under an arrangement with one customer, a home shopping channel, which, though paid in full, grant this customer the right to return unsold products. Also excluded from revenue is $294,719 of revenue from direct TV sales related to a trial offer that allows the customer to evaluate the product, paying only the shipping and handling costs, before making the required installment payments.

The following table sets forth, as a percentage of sales, our quarterly financial results for the three months ended June 30, 2007 and the three months ended June 30, 2006:

	Three months ended
	30-Jun-07	30-Jun-06

Revenue
Product sales - retail	65.8%	84.4%
Product sales - direct to consumer	34.2%	15.6%
Total sales	100.0%	100.0%

Operating expenses
Cost of revenue	56.9%	82.2%
Research and development	8.3%	52.9%
Sales and marketing	46.5%	116.9%
General and administrative	20.0%	104.1%
Total operating expenses	131.7%	356.1%

Loss from operations	-31.7%	-256.1%

Earnings Conference Call
AeroGrow will host a conference call today, Tuesday, August 14, 2007 to review operational results for the six months ended June 30, 2007. In addition, AeroGrow will discuss additional developments including major new retailers that will be launching the AeroGarden within the next six months.

The conference call is scheduled for 4:30 P.M. Eastern Time (ET). To participate in the call, please dial:

U.S. and Canada:	1 (800) 374-0113
International:	1 (706) 758-9607

A replay of the call will be available within 12 hours of completion. You will be able to access it for the following 30 days through the AeroGrow website at www.aerogrow.com/investors or by phone until September 14, 2007. To access the replay by phone, please dial:

U.S. and Canada:	1 (800) 642-1687
International:	1 (706) 645-9291
Conference ID:	12593613

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden®, the world's first kitchen garden appliance. The AeroGarden features NASA-proven, dirt-free aeroponic technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, strawberries and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:

Corporate	Investor
John Thompson	Budd Zuckerman
AeroGrow International, Inc.	Genesis Select Corporation
(303) 444-7755	(303) 415-0200
john@aerogrow.com	bzuckerman@genesisselect.com

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Michael Bissonnette and/or the Company, statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

AEROGROW INTERNATIONAL, INC. CONDENSED STATEMENTS OF OPERATIONS
	Three Months Ended June 30,
	2007	2006
	(Unaudited)
Revenue
Product sales, net	$6,278,685	$821,938
Operating expenses
Cost of revenue	3,575,276	675,695
Research and development	521,819	434,931
Sales and marketing	2,920,987	960,474
General and administrative	1,255,008	856,040
Total operating expenses	8,273,090	2,927,140
Loss from operations	(1,994,405)	(2,105,202)

Other (income) expense, net
Interest (income)	(37,859)	(84,113)
Interest expense	66,184	101,800
Total other (income) expense, net	28,325	17,687
Net loss	$(2,022,730)	$(2,122,889)

Net loss per share, basic and diluted	$(0.18)	$(0.23)
Weighted average number of common shares outstanding, basic and diluted	11,085,389	9,116,832

BALANCE SHEET DATA	June 30,	March 31,
	2007	2007
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$3,418,227	$5,495,501
Restricted cash	85,036	84,363
Accounts receivable	2,197,609	1,884,743
Other receivable	229,470	182,221
Inventory	3,908,224	3,940,614
Prepaid expenses and other	419,090	480,990
Total current assets	10,257,656	12,068,432
Property and equipment	953,067	909,496
Other assets	166,513	63,878
Total Assets	$11,377,236	$13,041,806

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Due to factor	$1,266,140	$645,151
Accounts payable	1,601,523	3,192,734
Accrued expenses	1,082,066	1,166,485
Customer deposits	910,847	-
Deferred rent	57,283	53,531
Total current liabilities	4,917,859	5,057,901
Stockholders' equity
Common stock	11,125	11,065
Additional paid-in capital	38,263,145	37,765,003
Accumulated (deficit)	(31,814,893)	(29,792,163)
Total Stockholders' Equity	6,459,377	7,983,905
Total Liabilities and Stockholders' Equity	$11,377,236	$13,041,806